Exhibit 99.1

COMPANY CONTACT:

Peter Ingram, CFO

Hawaiian Airlines

Phone:  808.835.3030

peter.ingram@hawaiianair.com

INVESTOR RELATIONS CONTACT:

Susan Donofrio, Sr. Director

Phone:  908.719.3206

susan.donofrio@hawaiianair.com

MEDIA CONTACT:

Keoni Wagner, VP

Hawaiian Airlines

Phone:  808.838.6778

keoni.wagner@hawaiianair.com

Hawaiian Holdings Reports 2011 Second Quarter Financial Results

Financial Highlights

•                  Operating revenue increase of 25.0% to $395.0 million

•                  Passenger revenue per available seat mile increase of 5.1% to 11.85 cents

•                  Operating revenue per available seat mile increase of 3.1% to 13.23 cents

HONOLULU – July 26, 2011 – Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported consolidated net loss for the three months ended June 30, 2011 of $50.0 million, or $0.99 per basic and diluted share, on total operating revenue of $395.0 million, including the impact of a non-recurring pre-tax lease termination expense of $70.0 million ($42.0 million after-tax) related to the purchase of 15 Boeing 717-200 aircraft previously operated under lease agreements.  Excluding the lease termination charge, the Company reported an adjusted net loss of $8.0 million or $0.16 per basic and diluted share for the three months ended June 30, 2011, compared to net income of $9.0 million, or $0.17 per diluted share, on total operating revenue of $315.9 million for the three months ended June 30, 2010.

Reflecting economic fuel expense and excluding the impact of the lease termination costs, the Company reported an adjusted net income of $0.1 million, or $0.00 per basic and diluted share, compared to adjusted net income of $11.0 million, or $0.21 per diluted share, in the prior year period.

Mark Dunkerley, the Company’s president and chief executive officer, commented that “In the second quarter we shared the industry’s frustration of seeing the benefits of strong demand undone by the high cost of fuel.  The silver lining to these results is that demand of our US domestic services remains healthy and the recovery in bookings from Japan continues to impress having returned to pre-earthquake levels.”

“A couple of weeks ago we inaugurated daily service between Honolulu and Osaka, our third new international route in the past eight months.  These new routes solidify our position as the leading business in Hawaii tourism.  We are working to control costs to mitigate the impact of higher oil prices while seeking opportunities to raise revenues further as the second half unfolds,” concluded Mr. Dunkerley.

Second Quarter Financial Results

The Company reported an operating loss of $70.2 million in the second quarter of 2011, compared with operating income of $24.0 million in the prior year period.  Reflecting economic fuel expense and excluding non-recurring lease termination expense of $70.0 million related to the purchase of 15 Boeing 717-200 aircraft previously operated under lease agreements, the Company reported adjusted net income of $0.1 million.  A proforma net income (loss) and diluted net income (loss) per share reflecting economic fuel expense and the lease termination charges is included in Table 4.

Second quarter 2011 operating revenue was $395.0 million, a 25.0% increase compared with the second quarter of 2010.  Capacity for the quarter increased 21.1% year-over-year to 3.0 billion available seat miles (ASMs), resulting in operating revenue per ASM (RASM) of 13.23 cents, up 3.1% from the second quarter a year ago.  Passenger yield (passenger revenue per revenue passenger mile) increased 7.2% to 14.12 cents resulting in an increase in passenger revenue per ASM (PRASM) of 5.1% to 11.85 cents.  Selected Statistical Data is included in Table 2.

Second quarter operating expenses were $465.2 million, a 59.4% increase compared with the second quarter of 2010.  Operating expenses, excluding non-recurring lease termination costs, for the second quarter of 2011 increased 35.4% year-over-year to $395.2 million, resulting in an adjusted operating cost per available seat mile (CASM) of 13.24 cents, up 11.7% versus the same period a year ago.  Excluding fuel and the lease termination charges, second quarter CASM increased to 8.70 cents, up 0.5% compared to the same period a year ago.  A reconciliation of the GAAP and non-GAAP financial measures is included in Table 6.

Aircraft fuel costs in the second quarter increased 72.3% year-over-year to $135.5 million and represented 29.1% of operating expenses (34.3% of operating expenses excluding lease termination expense).  Hawaiian’s average cost per gallon of jet fuel increased 45.9% year-over-year to $3.34 (including taxes and delivery).  The financial impact of hedging activities is included in nonoperating income/expenses, and as such is not reflected in fuel expense.  Nonoperating expense in the second quarter reflects $10.5 million in net losses from Hawaiian’s fuel hedging activity.

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.  For the three months ended June 30, 2011, economic fuel expense was $132.4 million ($3.26 per gallon), compared with $79.8 million ($2.33 per gallon) in the prior year period.  An analysis of economic fuel expense for the three months ended June 30, 2011 and 2010 and pro-forma net income and diluted net income per share reflecting economic fuel expense is included in Tables 3 and 4.

Second quarter 2011 nonoperating expense totaled $12.4 million, compared with nonoperating expense of $8.1 million in the second quarter of 2010.  During the second quarter of 2011, the Company recognized a nonoperating loss totaling $10.5 million related to fuel hedging activities compared with a nonoperating loss of $4.8 million during the prior year period.  During the second quarter of 2011, fuel hedging losses reflect $3.1 million of realized gains on derivative contracts settling in the quarter, the reversal of $5.5 million of previously recorded gains on these same contracts, and $8.0 million in unrealized losses related to fuel derivative contracts settling in future periods.

Liquidity, Capital Resources and Fuel Hedging

During the second quarter of 2011, the Company purchased its existing fleet of 15 previously leased Boeing 717-200 aircraft in a refinancing transaction that is expected to reduce its fleet costs over the long term.  The Company incurred a $70.0 million non-recurring lease termination expense in the second quarter of 2011 as a result of this transaction.

During the second quarter of 2011, the Company also executed financing agreements for a portion of the purchase prices of the Airbus A330-200 aircraft delivered in April 2011 and the upcoming deliveries of three Airbus A330-200 aircraft currently scheduled for the fourth quarter of 2011, and the first and second quarters of 2012.

As of June 30, 2011, the Company had:

•                  Unrestricted cash and cash equivalents of $303.5 million, and $5.2 million in restricted cash.

•                  Available borrowing capacity of $65.4 million under Hawaiian’s Revolving Credit Facility.

•                  Outstanding long-term debt and capital lease obligations of $409.0 million consisting of the following:

•                  $67.6 million outstanding under the Convertible Senior Notes

•                  $83.2 million outstanding under floating rate notes issued in conjunction with the acquisition of three Boeing 767-300 ER aircraft in December 2006

•                  $192.8 million secured loan agreements for a portion of the purchase price for the 15 Boeing 717-200 aircraft previously leased in June 2011

•                  $65.0 million secured loan agreement for a portion of the purchase price of the Airbus A330-200 aircraft delivered in April 2011

•                  $0.4 million of capital lease obligations

A summary of the Company’s fuel derivatives contracts as of July 15, 2011 is included as Table 5.

Hawaiian Airlines Recent Highlights

•                  Led the U.S. airline industry in March, April and May 2011, ranking #1 nationally for on-time performance and fewest cancellations, as reported by the U.S. Department of Transportation Air Travel Consumer Report.

•                  Launched daily nonstop service between Honolulu and Osaka, Japan to Kansai International Airport on July 12, 2011; its third new route to Asia in eight months.

•                  Purchased its existing fleet of 15 Boeing 717-200 aircraft through a refinancing transaction.

•                  Announced expansion of Hawaiian’s interisland service between Honolulu and Kahului, Lihue, Hilo and Kona during peak travel periods through the addition of 3 Boeing 717-200 aircraft to the fleet in September, October and November 2011 through lease agreements.

•                  Added a fourth Airbus A330-200 aircraft to the fleet in April 2011.

•                  Increased capacity on Hawaiian’s daily non-stop route to Tokyo’s Haneda Airport with the transition from its 264-seat Boeing 767-300 aircraft to the 294-seat Airbus A330-200 aircraft in July 2011.

•                  Appointed Tom Wessner as Vice President of Strategic Procurement and Andrew Watterson as Vice President of Planning and Revenue Management.  Shannon Okinaka was promoted to Vice President — Controller.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (Tuesday, July 26, 2011) at 4:30 p.m. Eastern Time (USA).  The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian has led all U.S. carriers in on-time performance for each of the past seven years (2004-2010) as reported by the U.S. Department of Transportation. In addition, consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the top domestic airline offering flights to Hawaii. Hawaiian was also the nation’s highest-ranked carrier for service quality and performance in the prestigious Airline Quality Rating (AQR) study for 2008 and 2009, as well as the highest-ranked carrier serving Hawaii and the #2 carrier overall in 2010.

Now in its 82nd year of continuous service in Hawaii, Hawaiian is the largest provider of passenger air service to Hawaii from the state’s primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawaii from more U.S. gateway cities (10) than any other airline, as well as service to Japan, South Korea, the Philippines, Australia, American Samoa, and Tahiti. Hawaiian also provides approximately 150 daily jet flights between the Hawaiian Islands.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com.

Forward-Looking Statements

Statements in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation: statements regarding delivery of additional aircraft and fleet costs. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in the prospectus supplement relating to the Company’s offering of convertible notes filed with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date of this release.  The Company does not undertake to publicly update or revise its forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Table 1.

Hawaiian Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Operating Revenue:
Passenger	$353,397	$277,706	$678,679	$541,103
Other	41,618	38,183	81,946	73,162
Total	395,015	315,889	760,625	614,265

Operating Expenses:
Aircraft fuel, including taxes and oil	135,471	78,610	244,834	148,916
Wages and benefits	79,713	73,181	157,285	146,080
Aircraft rent	31,154	27,128	65,229	51,242
Maintenance materials and repairs	42,724	29,544	86,138	65,413
Aircraft and passenger servicing	19,620	14,007	38,043	28,193
Commissions and other selling	23,292	17,122	49,525	39,790
Depreciation and amortization	15,604	14,397	30,307	28,384
Other rentals and landing fees	17,341	13,262	33,665	26,382
Other	30,263	24,640	60,711	50,289
Lease termination charges	70,014	—	70,014	—
Total	465,196	291,891	835,751	584,689
Operating Income (Loss)	(70,181)	23,998	(75,126)	29,576

Nonoperating Income (Expense):
Interest and amortization of debt discounts and issuance costs	(4,889)	(4,972)	(8,083)	(9,975)
Interest income	338	1,916	695	2,738
Capitalized interest	1,944	466	3,160	523
Losses on fuel derivatives	(10,453)	(4,845)	(2,074)	(5,472)
Other, net	668	(652)	341	(1,110)
Total	(12,392)	(8,087)	(5,961)	(13,296)
Income (Loss) Before Income Taxes	(82,573)	15,911	(81,087)	16,280
Income tax (benefit) expense	(32,531)	6,918	(31,900)	7,071
Net Income (Loss)	$(50,042)	$8,993	$(49,187)	$9,209

Net Income (Loss) Per Common Stock Share:
Basic	$(0.99)	$0.17	$(0.97)	$0.18
Diluted	$(0.99)	$0.17	$(0.97)	$0.17

Weighted Average Number of Common Stock Shares Outstanding:
Basic	50,700	51,941	50,609	51,901
Diluted	50,700	53,140	50,609	53,187

Table 2.

Hawaiian Holdings, Inc.

Selected Statistical Data

	Three Months Ended						Six Months Ended
	June 30,						June 30,
	2011		2010		Change		2011		2010		Change

Scheduled Operations:
Revenue passenger miles (RPM) (a)	2,502.8		2,107.9		18.7%		4,843.9		4,027.5		20.3%
Available seat miles (ASM) (a)	2,982.4		2,462.7		21.1%		5,765.1		4,760.2		21.1%
Passenger revenue per RPM (Yield)	14.12	¢	13.17	¢	7.2%		14.01	¢	13.44	¢	4.2%
Passenger load factor (RPM/ASM)	83.9%		85.6%		(1.7	)pt.	84.0%		84.6%		(0.6)%
Passenger revenue per ASM (PRASM)	11.85	¢	11.28	¢	5.1%		11.77	¢	11.37	¢	3.5%

Total Operations:
Revenue passenger miles (RPM) (a)	2,504.9		2,107.9		18.8%		4,846.8		4,027.6		20.3%
Available seat miles (ASM) (a)	2,984.7		2,462.8		21.2%		5,768.7		4,760.2		21.2%
Passenger load factor (RPM/ASM)	83.9%		85.6%		(1.7	)pt.	84.0%		84.6%		(0.6	)pt.
Operating revenue per ASM (RASM)	13.23	¢	12.83	¢	3.1%		13.19	¢	12.90	¢	2.2%
Operating cost per ASM (CASM)	15.59	¢	11.85	¢	31.6%		14.49	¢	12.28	¢	18.0%
CASM excluding lease termination costs related to Boeing 717 aircraft purchase	13.24	¢	11.85	¢	11.7%		13.28	¢	12.28	¢	8.1%
CASM excluding aircraft fuel	11.05	¢	8.66	¢	27.6%		10.25	¢	9.15	¢	12.0%
CASM excluding lease termination costs and aircraft fuel	8.70	¢	8.66	¢	0.5%		9.04	¢	9.15	¢	(1.2)%
Gallons of jet fuel consumed (a)	40.6		34.3		18.3%		78.8		66.8		18.0%
Average cost per gallon of jet fuel (actual) (b)	$3.34		$2.29		45.9%		$3.11		2.23		39.5%

(a)	in millions
(b)	include applicable taxes and fees

Table 3.

Hawaiian Holdings, Inc.

Economic Fuel Expense

(in thousands, except per-gallon amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change

Aircraft fuel expense, including taxes and oil	$135,471	$78,610	72.3%	$244,834	$148,916	64.4%
Realized (gains) losses on settlement of fuel derivative contracts	(3,057)	1,224	(349.8)%	(4,616)	1,985	(332.5)%
Economic fuel expense	$132,414	$79,834	65.9%	$240,218	$150,901	59.2%
Fuel gallons consumed	40,572	34,296	18.3%	78,821	66,810	18.0%
Economic fuel cost per gallon	$3.26	$2.33	39.9%	$3.05	$2.26	34.9%

Table 4.

Hawaiian Holdings, Inc.

Pro-forma Net (Loss) Income and Diluted Net (Loss) Income Per Share Reflecting Economic Fuel Expense and Lease Termination Charges

(in thousands, except per-share data)

	Three months ended June 30,				Six months ended June 30,
	2011		2010		2011		2010
	Net income (loss)	Diluted net income (loss) per share	Net income (loss)	Diluted net income per share	Net income (loss)	Diluted net income (loss) per share	Net income (loss)	Diluted net income per share
As reported - GAAP	$(50,042)	$(0.99)	$8,993	$0.17	$(49,187)	$(0.97)	$9,209	$0.17
Add: lease termination expenses related to Boeing 717-200 aircraft purchase, net of tax	42,008	0.83	—	—	42,008	0.83	—	—
Reflecting lease termination costs	$(8,034)	$(0.16)	$8,993	$0.17	$(7,179)	$(0.14)	$9,209	$0.17
Less: unrealized losses on fuel derivative contracts, net of tax	(8,106)	(0.16)	(2,047)	(0.04)	(4,014)	(0.08)	(1,972)	(0.04)
Reflecting economic fuel expense and lease termination costs	$72	$—	$11,040	$0.21	$(3,165)	$(0.06)	$11,181	$0.21

Table 5.

Hawaiian Holdings, Inc.

Fuel Derivative Contract Summary

As of July 15, 2011

	Weighted Average Contract Strike Price		Percentage of Projected Fuel Requirements Hedged	Fuel Barrels Hedged

Third Quarter 2011
Heating Oil	(in gallons)
Call Options	$2.96		4%	43,000
Collars	Cap	Floor
	$3.10	$2.74	1%	8,000
Crude Oil	(in barrels)
Call Options	$100.55		47%	474,000
Collars	Cap	Floor
	$92.33	$66.84	4%	46,000
Total			56%	571,000

Fourth Quarter 2011
Heating Oil	(in gallons)
Collars	Cap	Floor
	$3.09	$2.73	3%	24,000
Crude Oil	(in barrels)
Call Options	$106.31		40%	372,000
Total			43%	396,000

First Quarter 2012
Heating Oil	(in gallons)
Collars	Cap	Floor
	$3.16	$2.74	3%	24,000
Crude Oil	(in barrels)
Call Options	$113.90		25%	224,000
Total			28%	248,000

Second Quarter 2012
Heating Oil
Call Options	(in gallons)
Collars	Cap	Floor
	$3.13	$2.70	2%	20,000
Crude Oil	(in barrels)
Call Options	$115.44		10%	91,000
Total			12%	111,000

Third Quarter 2012
Heating Oil	(in gallons)
Collars	Cap	Floor
	$3.12	$2.69	0.4%	4,000
Total			0.4%	4,000

Table 6.

Hawaiian Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures

(in millions, except for CASM data) (unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2011		2010		2011		2010
GAAP operating expenses	$465.2		$291.9		$835.8		$584.7
Less: lease termination costs related to Boeing 717 aircraft purchase	70.0		—		70.0		—
Adjusted operating expenses - excluding lease termination costs related to Boeing 717 aircraft purchase	395.2		291.9		765.8		584.7
Less: aircraft fuel, including taxes and oil	135.5		78.6		244.8		148.9
Adjusted operating expense - excluding lease termination costs related to Boeing 717 aircraft purchase and aircraft fuel	$259.7		$213.3		$521.0		$435.8

Available Seat Miles	2,984.7		2,462.8		5,768.7		4,760.2

CASM - GAAP	15.59	¢	11.85	¢	14.49	¢	12.28	¢
Less: lease termination costs related to Boeing 717 aircraft purchase	2.35		—		1.21		—
CASM - excluding lease termination costs related to Boeing 717 aircraft purchase	13.24		11.85		13.28		12.28
Less: aircraft fuel	4.54		3.19		4.24		3.13
CASM - excluding aircraft fuel and lease termination costs related to Boeing 717 aircraft purchase	8.70	¢	8.66	¢	9.04	¢	9.15	¢